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                                                                    EXHIBIT 12.1

                                FEDEX CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)
                          (IN MILLIONS, EXCEPT RATIOS)

                                       Three Months Ended
                                            August 31,                       Year Ended May 31,
                                        -----------------     --------------------------------------------------
                                         2001       2000       2001       2000       1999       1998       1997
                                        ------     ------     ------     ------     ------     ------     ------
Earnings:
     Income before income
       taxes                            $  200     $  274     $  928     $1,138     $1,061     $  900     $  426
Add back:
     Interest expense, net
       of capitalized interest              38         34        155        121        111        136        111
     Amortization of debt
       issuance costs                       --         --          2          1          9          1          1
     Portion of rent expense
       representative of
       interest factor                     173        159        667        625        571        508        440
                                        ------     ------     ------     ------     ------     ------     ------

Earnings as adjusted                    $  411     $  467     $1,752     $1,885     $1,752     $1,545     $  978
                                        ======     ======     ======     ======     ======     ======     ======

Fixed Charges:
     Interest expense, net
       of capitalized interest          $   38     $   34     $  155     $  121     $  111     $  136     $  110
     Capitalized interest                    9          5         27         35         39         33         46
     Amortization of debt
       issuance costs                       --         --          2          1          9          1          1
     Portion of rent expense
       representative of
       interest factor                     173        159        667        625        571        508        440
                                        ------     ------     ------     ------     ------     ------     ------

                                        $  220     $  198     $  851     $  782     $  730     $  678     $  597
                                        ======     ======     ======     ======     ======     ======     ======

Ratio of Earnings to
  Fixed Charges                            1.9        2.4        2.1        2.4        2.4        2.3        1.6
                                        ======     ======     ======     ======     ======     ======     ======
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